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Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-110191) pertaining to the 2002 Stock Option and Stock Appreciation Rights Plan of Infocrossing, Inc., Registration Statement (Form S-8 No. 333-46720) pertaining to the Amended and Restated 1992 Stock Option and Stock Appreciation Rights Plan of Infocrossing, Inc. and Registration Statements (Form S-3 No. 333-45663 and Form S-3 No. 33-94040) of our report dated February 19, 2003, with respect to the consolidated financial statements and schedule of Infocrossing, Inc. included in the Annual Report (Form 10K/A) for the year ended December 31, 2002.

/s/ ERNST & YOUNG, LLP ERNST & YOUNG, LLP

New York, New York February 6, 2004

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  Exhibit 23
CONSENT OF INDEPENDENT AUDITORS